AMENDMENT dated as of January 4, 1998, to the Agreement
               and Plan of Merger dated as of December 15, 1997, among BETHLEHEM STEEL CORPORATION, a Delaware corporation ("Bethlehem"), LUKENS ACQUISITION CORPORATION, a Delaware corporation ("MERGER SUB") and LUKENS INC., a Delaware corporation (the "Company").

          WHEREAS Bethlehem and the Company have entered into an Agreement and Plan of Merger dated as of December 15, 1997 (the "Merger Agreement"; all terms used herein that are defined in the Merger Agreement have the meanings set forth therein);

          WHEREAS Merger Sub has become a party to the Merger Agreement pursuant to Section 5.15 thereof;

          WHEREAS the parties wish to amend certain terms of the Merger Agreement as hereinafter provided.

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1. The dollar amount set forth in Section 2.01(c)(i) is hereby amended to be $30.

          Section 2. The reference to 3.62 in the proviso in Section 2.01(c)(ii) shall be amended to be 4.317 and the reference to 2.797 in such proviso shall be amended to be 2.878.

          Section 3. The reference to .62 in clause (z) of Section 2.03(a) and to .38 in clause (z) of Section 2.03(c) shall be amended to be .68 and
 .32, respectively.

          Section 4. The reference to $6.906 in Section 6.03(c) shall be amended to be $6.950.

          Section 5. Section 8.11 shall be amended by adding at the end thereof the following: "The parties agree to the exclusive jurisdiction of the Federal and state courts in the State of Delaware for any disputes arising under this Agreement or the transactions contemplated hereby."

          Section 6. Except as amended hereby, the Merger Agreement continues to be, and shall remain, in full force and effect in accordance with its terms. The General Provisions set forth in Article VIII of the Merger Agreement are incorporated herein by reference and deemed made a part hereof, mutatis mutandis.


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          IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written,

                                  BETHLEHEM STEEL CORPORATION,



                                  by /s/ C.H. Barnette
                                     --------------------------
                                     C.H. Barnette



                                  LUKENS INC.,



                                  by /s/ R.W. Van Sant
                                     --------------------------
                                     Name:
                                     Title:



                                  LUKENS ACQUISITION CORPORATION,



                                  by /s/ C.H. Barnette
                                     --------------------------
                                     C.H. Barnette